SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     March 31, 1997

                                SUNAMERICA INC.

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            MARYLAND                   1-4618            86-0176061
(STATE OR OTHER JURISDICTION        (COMMISSION        (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)     IDENTIFICATION NO.)


1 SUNAMERICA CENTER, CENTURY CITY
LOS ANGELES, CALIFORNIA                         90067-6022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


Registrant's telephone number, including
area code                                       (310)  772-6000















     Item 2.  Acquisition or Disposition of Assets.

     On November 29, 1996, SunAmerica Inc., through its subsidiary, SunAmerica Life Insurance Company, entered into a definitive agreement to acquire the annuity business of John Alden Financial Corporation for $238,282,000 in cash (the "John Alden Transaction"). The transaction included approximately $3,800,000,000 of annuity reserves acquired under a 100% coinsurance agreement from John Alden Life Insurance Company and the purchase of the outstanding common stock of John Alden Life Insurance Company of New York, which had approximately $1,400,000,000 of annuity reserves and approximately $65,000,000 of statutory capital and surplus at December 31, 1996. The purchase price was agreed to by the parties on an arms-length basis. The acquisition was completed through SunAmerica Life Insurance Company on March 31, 1997. Funds for the acquisition were provided from the working capital of SunAmerica Life Insurance Company.

     Item 7.  Financial Statements, Pro Forma Financial Information and
     Exhibits.

     (a)  Financial statements of businesses acquired.

          The financial statements of John Alden Life Insurance Company of New York ("JANY") are filed herewith as Exhibit 99-1 and include the following:

          +  Independent auditors' report.

          +  Audited balance sheets as of December 31, 1995 and 1996.

          +  Unaudited balance sheet as of March 31, 1997.

          + Audited statements of income for the years ended December 31, 1994, 1995 and 1996.

          + Unaudited statement of income for the three months ended March 31, 1996 and 1997.

          + Audited statements of changes in stockholder's equity for the years ended December 31, 1994, 1995 and 1996.

          + Unaudited statement of changes in stockholder's equity for the three months ended March 31, 1996 and 1997.

          + Audited statements of cash flows for the years ended December 31, 1994, 1995 and 1996.

          + Unaudited statement of cash flows for the three months ended March 31, 1996 and 1997.

          +  Notes to financial statements.


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       Historical financial statements prepared pursuant to Rule 3-05 of
       Regulation S-X concerning the coinsurance portion of the John
       Alden Transaction have not been filed herewith. Under a 100% coinsurance transaction, the coinsurer agrees to indemnify the issuing insurer for all of its obligations under the relevant annuity contracts. However, the issuing insurer remains the only party obligated to the insured party. In consideration for its indemnification, the coinsurer receives assets, usually composed of cash and/or marketable securities, in an amount equal to the annuity liabilities, computed on a statutory basis, less a negotiated fee. Such assets are not specifically associated with the annuity liabilities on an historical basis. The coinsurance portion of the John Alden Transaction reflects the assumption of certain annuity liabilities as to which the parties to the transaction matched assets at a particular point in time.
       Separate historical financial statements do not exist for these assets and liabilities. Further, it is not possible to make meaningful historical financial statements concerning this portion of the transaction because the various assets acquired may not be properly associated with the various liabilities assumed at any historical point in time. Accordingly, historical financial statements prepared pursuant to Rule 3-05 of Regulation S-X concerning this transaction have not been filed. However, an audited Statement of Assets Acquired and Liabilities Assumed in the Coinsurance Portion of the John Alden Transaction, as of March 31, 1997, the effective date of the transaction, is included herewith as Exhibit 99-2. Such audited financial statement includes related notes and a report of independent accountants.

  (b)  Pro Forma Financial Information.

       As more fully described under Item 2 of this Current Report on Form 8-K/A, on March 31, 1997, the Registrant acquired all of the outstanding capital stock of John Alden Life Insurance Company of New York, and acquired certain assets and assumed certain liabilities of John Alden Life Insurance Company in a 100% coinsurance transaction (the "John Alden Transaction"). A pro forma condensed balance sheet is not filed herewith because the entire transaction is fully reflected in the Registrant's March 31, 1997 consolidated balance sheet, which was filed on May 15, 1997 as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

       The pro forma condensed income statement set forth in Exhibit 99-3 herein reflects the effects of the John Alden Transaction as if it had been consummated on October 1, 1995, the beginning of the Registrant's most recent fiscal year end. The pro forma effects of the John Alden Transaction include a $0.21 increase in earnings per share for the 1996 fiscal year.

       The pro forma condensed income statement set forth in Exhibit 99-4 herein reflects the effects of the John Alden Transaction as if it had been consummated on October 1, 1996, the beginning of the Registrant's most recent fiscal interim period. The pro forma effects of the John Alden Transaction include a $0.12 increase in earnings per share for the six months ended March 31, 1997.

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     (c)  Exhibits.

          Exhibit No.         Description of Exhibit
          -----------         ----------------------

            99-1 Audited Financial Statements of John Alden Insurance Company of New York

            99-2 Statement of Assets Acquired and Liabilities Assumed in the Coinsurance Portion of the John Alden Transaction

            99-3 Pro Forma Condensed Income Statement for the year ended September 30, 1996

            99-4 Pro Forma Condensed Income Statement for the six months ended March 31, 1997





                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SUNAMERICA INC.



Date:   June 16, 1997           By: /s/ Scott L. Robinson
                                    -----------------------------
                                    Scott L. Robinson
                                    Senior Vice President
                                      and Controller





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